UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2008

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

WYNN LAS VEGAS, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-100768	88-0494875
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

3131 Las Vegas Boulevard South
Las Vegas, Nevada	89109
(Address of principal executive offices of each registrant)	(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

As disclosed in prior filings of Wynn Resorts, Limited ("WRL") and Wynn Las Vegas, LLC ("WLV") with the Securities and Exchange Commission, effective July 1, 2005, Stephen A. Wynn ("Mr. Wynn"), Chairman of the Board of Directors and Chief Executive Officer of WRL, and his wife, Elaine P. Wynn ("Mrs. Wynn"), who is also a director of WRL, lease from year to year a villa suite in the Wynn Las Vegas resort as their personal residence.  Rent is determined by the Audit Committee of the Board of Directors of WRL (the “Audit Committee”), and is based on the fair market value of the use of the suite accommodations.  As previously disclosed in the Forms 10-Q of WRL and WLV for the quarter ended March 31, 2008, based on a third-party appraisal and a reduction in certain services to be provided under the lease, for the two year period commencing July 1, 2008 and ending June 30, 2010, the Audit Committee determined the rent for each year will be $520,000.

On June 10, 2008, Mr. Wynn and WLV entered into a Second Amendment to Agreement of Lease (the "Second Amendment") memorializing the amount of rent for the two year period described above.  A copy of the Second Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Second Amendment to Agreement of Lease, made as of June 10, 2008, by and between Wynn Las Vegas, LLC and Stephen A. Wynn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 12, 2008

WYNN RESORTS, LIMITED

By: /s/ Matt Maddox_______________
Matt Maddox
Chief Financial Officer and
Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 12, 2008

WYNN LAS VEGAS, LLC

By:	Wynn Resorts Holdings, LLC, its sole member

By:	Wynn Resorts, Limited, its sole member

By: _/s/ Matt Maddox__________
Matt Maddox
Chief Financial Officer and
Treasurer